Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2007, in the Registration Statement (Form S-1 No. 333-000000) and related Prospectus of CommVault Systems, Inc. for the registration of 8,625,000 shares of its common stock.

/s/ Ernst & Young LLP

MetroPark, New Jersey
May 23, 2007